Exhibit 99.1

Servier and Day One Biopharmaceuticals announce acquisition to expand Servier’s rare oncology portfolio

•	Acquisition positions Servier as a leader in pediatric low-grade glioma and expands its pipeline with programs targeting adult and pediatric cancers with high unmet needs

•	Transaction represents total equity value of approximately $2.5 billion

Suresnes, France and Brisbane, California, March 6, 2026 – Servier, an independent international pharmaceutical group governed by a foundation, and Day One Biopharmaceuticals, Inc. (Nasdaq: DAWN) (“Day One”), a biopharmaceutical company dedicated to developing and commercializing targeted therapies for people of all ages with life-threatening diseases, today announced that they have entered into a definitive agreement for Servier to acquire Day One for $21.50 per share in cash, representing a total equity value of approximately $2.5 billion. The transaction remains subject to customary closing conditions and is expected to close in the second quarter of 2026.

This acquisition will reinforce Servier’s position in oncology targeted therapies in line with its 2030 ambition to develop innovative treatments for patients with high unmet medical needs. It strengthens Servier’s portfolio and expands its oncology pipeline with programs ranging from early stage to phase 3. The combination of Day One’s scientific expertise with Servier’s established global capabilities advances a shared commitment to delivering innovative solutions for patients worldwide.

“This acquisition of Day One Biopharmaceuticals marks another decisive step in strengthening Servier’s position in rare oncology,” said Olivier Laureau, President of Servier. “It reflects our long-term commitment to investing in science that can make a meaningful difference for patients. This announcement is fully aligned with our 2030 ambition, and we believe that combining our expertise will accelerate innovation for people living with a rare cancer.”

“Servier’s successful track record in rare cancers and its commitment to advancing targeted therapies makes it the ideal home for our portfolio as part of Day One’s mission to bring medicines to patients of all ages with life threatening diseases” said Jeremy Bender, Ph.D., chief executive officer of Day One. “Joining Servier represents a unique opportunity to extend the reach of our science and our lead program in pediatric low-grade glioma. Importantly, Servier’s dedication to the rare disease community preserves the patient-first mindset that has defined our company since the beginning and has driven our deep commitment to the communities we serve.”

Transaction terms

Under the terms of the merger agreement, Servier will commence a cash tender offer to acquire all of the issued and outstanding shares of Day One’s common stock for $21.50 per share in cash, representing a total equity value of approximately of $2.5 billion. The offer price represents a premium of approximately 68% over the closing price of Day One on March 5, 2026, and a premium of approximately 86% over the one-month volume weighted average price (VWAP) of Day One as of March 5, 2026.

Servier expects to fund the transaction through existing cash and investments.

The consummation of the tender offer is subject to certain customary closing conditions, including the tender by Day One shareholders of at least a majority of the issued and outstanding shares of Day One common stock and the receipt of U.S. antitrust clearance. Upon the successful completion of the tender offer, Servier will acquire any shares not acquired in the tender through a second-step merger for the same consideration per share paid in the tender offer. Day One’s Board of Directors recommends that Day One shareholders tender their shares in the tender offer.

Advisors

Goldman Sachs Bank Europe SE is serving as exclusive financial advisor to Servier, and Baker McKenzie is serving as legal counsel. Centerview Partners LLC is serving as the exclusive financial advisor to Day One, with Fenwick & West LLP serving as legal counsel.

Contacts

Servier Group

Laura Visserias

laura.visserias.part@servier.com

Servier Pharmaceuticals (U.S.)

Paulina Bucko

Paulina.bucko@servier.com

Day One Biopharmaceuticals Media

media@dayonebio.com

Day One Biopharmaceuticals Investors

LifeSci Advisors, PJ Kelleher

pkelleher@lifesciadvisors.com

About Servier

Servier is an independent international pharmaceutical group governed by a foundation. With its governance model, the Group is committed to therapeutic progress to serve patients and integrates the patient voice at every stage of the medicine life cycle.

As a leading global player in cardiology and venous diseases, Servier aims to become a leading innovator in oncology and neurology. The Group intends to offer targeted therapeutic solutions, particularly in rare cancers and neurological diseases, and invests nearly 20% of its brand-name sales in R&D.

Headquartered in France, Servier relies on its more than 20,000 employees and a solid geographic presence with medicines distributed in more than 130 countries. In the 2024/25 financial year, the Group achieved revenues of €6.9 billion.

More information on the Group website: servier.com

Follow us on social media: LinkedIn, Facebook, X, Instagram

About Day One Biopharmaceuticals

Day One Biopharmaceuticals is a commercial-stage biopharmaceutical company that believes when it comes to pediatric cancer, we can do better. The Company was founded to address a critical unmet need: the dire lack of therapeutic development in pediatric cancer. Inspired by “The Day One Talk” that physicians have with patients and their families about an initial cancer diagnosis and treatment plan, Day One aims to re-envision cancer drug development and redefine what’s possible for all people living with cancer—regardless of age—starting from Day One.

Day One partners with leading clinical oncologists, families, and scientists to identify, acquire, and develop important targeted cancer treatments.

Day One is based in Brisbane, California. For more information, please visit www.dayonebio.com or find the Company on LinkedIn or X.

Cautionary Notice Regarding Forward-Looking Statements

This communication contains forward-looking statements relating to the proposed acquisition of Day One by Servier. These forward-looking statements are not based on historical fact and include statements regarding the ability of Day One and Servier to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer (the “offer”) contemplated thereby and the other conditions set forth in the Merger Agreement, statements about the expected timetable for completing the transaction, Day One and Servier’s beliefs and expectations and statements about the benefits sought to be achieved by Servier’s proposed acquisition of Day One, the potential effects of the acquisition on both Day One and Servier, and the possibility of any termination of the Merger Agreement. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to, future events and trends that Day One believes may affect the financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs of Day One. There can be no guarantee that such expectations and projections will prove accurate in the future.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of Day One’s stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger and the offer contemplated thereby may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement on Day One’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; and the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability. Moreover, Day One operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although Day One believes that the expectations reflected in such forward-looking statements are reasonable, it cannot guarantee future events, results, actions, levels of activity, performance or achievements, business and market conditions, the timing and results of any developments and whether the conditions to the closing of the proposed acquisition are satisfied on the expected timetable or at all. Other risks that may affect the future results of Day One and Servier are identified in their respective filings with the Securities and Exchange Commission (the “SEC”) or other public disclosures. These forward-looking statements speak only as of the date they are made, and Day One and Servier undertake no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Additional Information about the Acquisition and Where to Find It

The offer referenced in this communication has not yet commenced. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Servier and the Purchaser will file with the SEC upon commencement of the offer. A solicitation and offer to buy outstanding shares of Day One will only be made pursuant to the tender offer materials that Servier and the Purchaser intend to file with the SEC. At the time the offer is commenced, Servier and the Purchaser will file with the SEC tender offer materials on Schedule TO, and Day One will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF DAY ONE ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF DAY ONE SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal) will be made available to all stockholders of Day One at no expense to them under the “Investor Resources” section of Day One’s website at https://ir.dayonebio.com/ or by email at investors@dayonebio.com , or by directing requests for such materials to the information agent for the offer, which will be named in the tender offer materials, and (once they become available) the tender offer materials as well as the Solicitation/Recommendation Statement will be mailed to the stockholders of Day One free of charge. Copies of the documents filed with the SEC by Day One will be available free of charge on Day One’s website, https://ir.dayonebio.com/, or by contacting Day One’s investor relations department at investors@dayonebio.com. The information contained in, or that can be accessed through, Day One’s website is not a part of or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Day One files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read any reports, statements, or other information filed by Servier or Day One with the SEC for free on the SEC’s website at www.sec.gov.